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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1998, in the Registration Statement (Form S-4) and related Prospectus of NTL Incorporated for the registration of its 12 3/8% Senior Deferred Coupon Notes due 2008 and 11 1/2% Senior Notes due 2008.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP

New York, New York
January 27, 1999